Exhibit 4.2

                          SECURITIES PURCHASE AGREEMENT



         This SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of September 18, 2003, by and among Protalex, Inc., a New Mexico corporation (the "Company"), and the investors listed on the Schedule of Buyers attached hereto as Exhibit A (individually, a "Buyer" and collectively, the "Buyers"), is entered into with reference to the following facts.

                                    WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Buyers wish to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, (i) shares (the "Shares") of the Company's Common Stock (the "Common Stock") in amounts equal to the number of Shares set forth opposite each Buyer's name on the Schedule of Buyers attached hereto as Exhibit A (the "Schedule of Buyers"), and (ii) warrants (the "Warrants") in substantially the form attached hereto as Exhibit B, for the purchase of up to the number of Shares set forth opposite each Buyer's name on the Schedule of Buyers. The Shares, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are referred to herein as the "Securities"; and

         C. Contemporaneously with the execution and delivery of this Agreement,
(i) the parties hereto are executing and delivering an Investor Rights Agreement substantially in the form attached hereto as Exhibit C and (ii) the Buyers, the Company and certain shareholders of the Company are executing and delivery a Shareholder Agreement substantially in the form attached hereto as Exhibit D (the "Shareholder Agreement").

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.
a. Authorization. The Company will, prior to the Closing (as defined below), authorize (a) the sale and issuance of up to eight million eight hundred thousand (8,800,000) Shares having the rights, privileges, preferences and restrictions set forth in the Articles of Incorporation (as defined below) and
(b) the issuance of the Warrants.

b. Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Buyers, and the Buyers severally shall purchase from the Company, (i) the number of Shares set forth in the column designated "Number of Shares" opposite each such Buyer's name on the Schedule of Buyers, at a cash purchase price of One Dollar and Seventy Cents ($1.70) per share.

c. Issuance of the Warrants. Subject to the terms and conditions of this Agreement, each of the Buyers agree to purchase and the Company agrees to issue to each of the Buyers a Warrant exercisable for the number of Warrant Shares set forth in the column designated "Number of Warrant Shares" opposite such Buyer's name on the Schedule of Buyers, each at an exercise price of Two Dollars and Forty Cents ($2.40) per share.

d. The Closing Date. The purchase, sale and issuance of the Shares and the Warrants (the "Closing") shall take place on September 15, 2003, subject to the terms and conditions of this Agreement or such other date as the Company and the Buyers shall agree (the "Closing Date"). The Closing shall occur on the Closing Date at the offices of Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, Suite 2600, San Diego, California 92101.

e. Form of Payment; Delivery. On the Closing Date (i) each Buyer shall pay the Purchase Price to the Company for the Shares and Warrants to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer stock certificates (in such denominations as the Buyer shall request) (the "Stock Certificates") representing such number of Shares, and an executed Warrant to purchase the number of Warrant Shares set forth opposite such Buyer's name on the Schedule of Buyers.

2. BUYERS' REPRESENTATIONS AND WARRANTIES.
         Each Buyer represents and warrants with respect to only itself that:

a. Investment Purpose. Such Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt under the 1933 Act; provided, however, that by making the representations set forth herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act and any applicable state securities statute.

b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. By reason of its business or financial experience or the experience of its professional advisors, such Buyer has the capacity to protect its own interests in connection with the transactions described in this Agreement.

e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Buyer understands that, except as provided in the Investor Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer, if reasonably requested by the Company, shall have delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g. Legends. Such Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed, and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) in connection with a sale transaction, such holder provides the Company, if reasonably requested by the Company, with an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (ii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144(k). Each Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed only pursuant to (i) a registration statement effective under the 1933 Act or (ii) an opinion of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act, which opinion specifically states that it has been rendered for the benefit of such holder and the Company.

h. Authorization: Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

i. Residency. Such Buyer is a resident of the jurisdiction specified on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer as follows:

         References herein to the knowledge of the Company shall mean the knowledge of the Company's executive officers after reasonable inquiry ("Knowledge").

a. Organization and Qualification. The Company is duly organized and validly existing in good standing under the laws of the state of New Mexico and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no "Significant Subsidiaries" as that term is defined in the rules and regulations promulgated pursuant to the 1933 Act and the Exchange Act of 1934, as amended (the "1934 Act"). Schedule 3(a) contains a true and correct list of all of the subsidiaries of the Company (the "Subsidiaries"). The Company owns all of the issued and outstanding capital stock of each of the Subsidiaries. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

b. Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into, execute, deliver and to consummate the transactions and perform its obligations contemplated by this Agreement, the Warrants, the Investor Rights Agreement, the Shareholder Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares, have been taken, and no further consent thereto or authorization thereof is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws (each as defined herein).

c. Capitalization. The authorized capital stock of the Company consists of forty million (40,000,000) shares of Common Stock, of which as of the date hereof twelve million two hundred forty-four thousand three hundred seventy-nine (12,244,379) shares are issued and outstanding. The Company has reserved nine hundred twenty-seven thousand three (927,003) shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock. The Company has reserved one million six hundred seventy-one thousand nine hundred twenty-two (1,671,922) shares of Common Stock for issuance pursuant to stand alone option agreements entered into by the Company. The Company has no stock option or purchase plan. The capitalization of the Company is accurately reflected in Schedule 3(c). All of such shares have been, or upon issuance will be, validly issued and are or will be fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's Common Stock are subject to preemptive rights or any other similar rights or any liens or Encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities of the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of the Common Stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Common Stock of the Company; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act; (v) except for the Shareholder Agreement, the Company is not a party or subject to any agreement or understanding, and, to Company's Knowledge, there is no agreement understanding between any Persons, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company; and (vi) there are no outstanding securities of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement;
(viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to counsel for the Buyers true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto; (ix) the offer and sale of all of the Company's equity securities issued prior to the Closing Date complied with or were exempt from registration or qualification under applicable state and federal securities laws; and (x) the redemption of the Company's equity securities prior to the Closing Date complied with all applicable laws.

d. Issuance of Securities. The Shares and Warrants have been duly and validly authorized and, upon issuance in accordance with the terms hereof will be (i) validly issued, fully paid and non-assessable, and (ii) free and clear from all Encumbrances. The Company has on the date hereof an adequate reserve of duly authorized shares of Common Stock, reserved for issuance upon exercise of the Warrants. Upon issuance in accordance with the Warrants, the Warrant Shares then issuable will be validly issued, fully paid and nonassessable and free and clear from all Encumbrances, with the holders being entitled to all rights accorded to a holder of Common Stock.

                  "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction or covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby will not (i) contravene, conflict with or result in a violation of the Articles of Incorporation or the Bylaws of the Company; (ii) contravene, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation or other change of material right or obligation or the loss of any benefit to which the Company is entitled under any agreement, indenture or instrument (or provision thereof) binding open the Company or to which the Company is a party or any material license, franchise permit, certificate, approval or other similar authorization affecting, or relating to the assets or business of the Company, or result in the creation or imposition of any Encumbrance on any asset of the Company; or (iii) contravene, conflict with or result in a violation of any law, rule, regulation, statute, ordinance, injunction, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or by which any property or asset of the Company is bound or affected or require any material consent or other action by any person. Except as disclosed in Schedule 3(e), the Company is not in violation of any term of or in default under (A) its Articles of Incorporation or Bylaws, or (B) any material contract, agreement, mortgage, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except, with respect to clause (B), to the extent that such violation or default would not have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, the penalty for the violation of which would have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or any applicable state securities law, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms thereof. The execution, delivery and performance by the Company the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby require no action by or in respect of, or material filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, except for filings required under Regulation D of the SEC and under applicable state securities laws.

f. SEC Documents; Financial Statements. The Company has filed, on a timely basis, all reports, schedules, forms, statements (collectively, and in each case including all exhibits, financial statements and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC) required to be filed by it with the SEC since the Closing Date (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act, the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as set forth in Schedule 3(f), such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as permitted pursuant to Regulation G promulgated under the 1934 Act, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or, taken as whole and viewed in the context of the SEC documents, omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Except as set forth in the SEC Documents filed and publicly available prior to the date hereof, since May 31, 2003, (a) there has been no event, occurrence or development that has had or could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

g. Absence of Certain Changes. Except as set forth in the SEC Documents filed and publicly available prior to the date hereof, since May 31, 2003, no event, change or circumstance, including but not limited to adverse development in the business, properties, operations, financial condition, liabilities, results of operations or prospects of the Company has occurred which has had or could reasonably be expected to result in a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings against it. Except as disclosed in the SEC Documents filed and publicly available prior to the date hereof, since May 31, 2003, the Company has (i) carried on its business only in the ordinary and usual course consistent with past practices and (ii) not engaged in any sale, assignment, disposition, conveyance, abandonment, transfer or license, and no event has occurred causing the invalidation or cancellation, in whole or in part, of the Intellectual Property (as defined herein) other than in the ordinary course of business consistent with past practice.

h. Absence of Litigation. Except as expressly set forth in Schedule 3(h), there is no action, audit, arbitration, assessment, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body ("Actions") pending or, to the Knowledge of the Company, currently threatened against or affecting the Company, or any of the Company's officers or directors in their capacities as such. Except as set forth in Schedule 3(h), none of the directors or officers of the Company have been involved in securities related litigation during the past five (5) years. The foregoing includes, without limitation, Actions pending or threatened; which such threats could reasonably be believed to lead to litigation, involving prior employment of any of the Company's employees, their use in connection with the Company's business of any Intellectual Property Rights of their former employers, or their obligations under any agreements with prior employers. The Company in not a party or subject to the provisions of any order of any court or governmental authority. There is no action by the Company currently pending or which the Company intends to initiate. Except as otherwise set forth in the SEC Documents, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective properties are subject which individually or in the aggregate have had or could (i) have a Material Adverse Effect or (ii) adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents, and, to the Company's Knowledge, no such proceedings are threatened or contemplated.

i. Acknowledgment Regarding Buyers' Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and that any advice given by any of the Buyers or any of their respective representatives or agents to the Company in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents and to perform its obligations contemplated thereby has been based solely on the independent evaluation by the Company and its representatives.

j. No Undisclosed Events, Liabilities. Developments or Circumstances. To the Company's Knowledge, no event, liability, development or circumstance has occurred or exists with respect to the Company, or its business, properties, prospects, operations or financial condition (including the incurrence of liabilities, including contingent liabilities, that are or could be material (individual or in the aggregate) to the Company, except current liabilities incurred in the ordinary course of business consistent with past practice), that would be required to be disclosed by the Company under applicable securities laws in a registration statement (including by way of incorporation by reference) filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed or otherwise disclosed to the Buyers.

k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

l. Brokers; Finders. Except for Merriman Curhan Ford & Co., the Company has not employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by the Transaction Documents.

m. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, nor will the Company take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

n. Employee Relations. The Company is not involved in any union labor dispute, nor, to the Knowledge of the Company, is any such dispute threatened. The Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(1) of the 1933 Act) of the Company has notified the Company that such officer intends to leave the employ of the Company or otherwise terminate such officer's employment with the Company. To the Knowledge of the Company, no employee of the Company, as a consequence of his employment by the Company is, or is now expected to be, in violation of any material term of any agreement, covenant or contract (including any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with any previous employer), and the continued employment of each such employee by the Company will not subject the Company to any liability with respect to any of the foregoing matters.

o. Intellectual Property Rights.

i. Schedule 3(o) contains a true and complete list of each of the patents and patent applications owned by the Company ("Patents"). Schedule 3(o) also contains a true and complete list of each of the inventions that are not, as of the date hereof, the subject of a pending patent application owned by the Company for which the Company intends to file a patent application, along with a brief description of the invention and a list of the inventors ("Inventions").

ii. To the Knowledge of the Company, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes (other than commercially available, "off the shelf" or standard products) necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others.

iii. All Patents are held by the Company by assignment, to the extent provided for, and in accordance with applicable laws and regulations, the assignment has been duly recorded with the governmental authority before which the Patents are pending.

iv. With respect to Patents and Inventions that are material to the business or operation of the Company, the Company has no Knowledge of any prior art, or other basis on which such Patents and Inventions could be found invalid or unenforceable.

v. To the Knowledge of the Company, the Company has disclosed all relevant prior art to the governmental authority before which the Patents are pending.

vi. There are no outstanding options, licenses or agreements of any kind relating to the Patents or Inventions, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

vii. The Company has not infringed, misappropriated or otherwise violated any of the trademarks, service marks, trade names, or copyrights of any other person or entity, nor would the practice of the business as currently conducted or proposed by the Company to be conducted infringe, misappropriate or otherwise violate any of the trademarks, service marks, trade names, or copyrights of any other person or entity.

viii. To the Knowledge of the Company, the Company has not infringed, misappropriated or otherwise violated any of the patents or trade secrets or other proprietary rights of any other person or entity, nor would the practice of the business as currently conducted or proposed by the Company to be conducted infringe, misappropriate or otherwise violate any of the patents or trade secrets or other proprietary rights of any other person or entity. The Company has not received from any third party a written offer to license any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

ix. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

x. To the Knowledge of the Company, no Person has misappropriated or otherwise violated any rights relating to the Patents or Inventions. The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential information relating to its trade secrets.

xi. Except in connection with financing efforts, the Company has not provided any other person or entity with any proprietary materials and/or confidential information including, but not limited to, information relating to any of the Patents and Inventions, without execution of a material transfer agreement and/or a confidentiality agreement.

xii. The Company has in its possession all laboratory notebooks, in complete form, for all present and past employees (other than employees not engaged in laboratory work) for the continuous period of each such employee's employment with the Company.

xiii. Each employee of the Company has executed a confidential information and invention assignment agreement in the form attached hereto as Schedule I. No such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee's confidential information and invention assignment agreement, which works or inventions are necessary to the business of the Company as it is proposed to be conducted. Each consultant to the Company has entered into an agreement containing appropriate confidentiality and invention assignment provisions, in the form attached hereto as Schedule II. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently conducted or as proposed to be conducted, will, to the Company's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

p. Environmental Laws.

i. The Company has not failed to comply in any respect with any Environmental Laws, except where the failure to comply would not have a Material Adverse Effect.

ii. The Company has not Released (as defined below), generated or disposed of any Hazardous Substance (as defined below) in a manner which could reasonably be expected to give rise to any liability under or relating to any Environmental Laws (as defined below), except as would not have a Material Adverse Effect.

iii. The Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws, except where the failure to do so would not have a Material Adverse Effect.

iv. There is no claim under or relating to Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company or, to the Knowledge of the Company, pending or threatened against any other Person whose liability for any environmental claim the Company has retained or assumed either contractually or by operation of law, except as would not have a Material Adverse Effect. Except as would not reasonably be expected to give rise to a material liability under or relating to any Environmental Laws, no real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries has been impacted by any Release or threatened Release of any Hazardous Substance.

v. For purposes of the Agreement, the term (i) "Environmental Laws" means all applicable federal, foreign, state, local or municipal Laws or orders or other legally binding requirements relating to pollution or the protection of human health or the environment; (ii) "Hazardous Substances" means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined or listed in, or classified pursuant to, any Environmental Laws or any other substance or force that could result in liability under any Environmental Laws; and (iii) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing (including, without limitation, the abandonment or discarding of barrels, containers and other receptacles).

q. Title. Except as disclosed in Schedule 3(q), the Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all Encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any facilities and items of equipment held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such facilities and items of equipment by the Company. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

r. Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in light of the business in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

s. Regulatory Permits. Except as set forth in Schedule 3(s), the Company, to its Knowledge, possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

t. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

u. Tax Status. Except as set forth in Schedule 3(u), (i) all material Tax Returns (as defined below) that are required to be filed by, or with respect to, the Company prior to the Closing Date have been duly filed, (ii) all material Taxes (as defined below) of the Company due and payable prior to the Closing Date, whether or not shown on the Tax Returns referred to in clause (i), have been paid in full, (iii) the Tax Returns referred to in clause (i) to the Company's Knowledge have not been audited or are not being audited by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, (iv) to the Company's Knowledge, no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, (v) no waiver of statutes of limitation have been given by or requested with respect to any Taxes of the Company, (vi) there are no liens for Taxes on any asset of the Company other than for current Taxes not yet due and payable, or if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings,
(vii) no consent has been filed relating to the Company pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), (viii) the Company does not have any current material liability, nor does it have Knowledge of any events or circumstances which could result in any material liability, for Taxes of any person (other than the Company) (A) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise, and (ix) the Company's methods of tax accounting are correct in all material respects.

                  "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

                  "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

v. Certain Transactions. Except as set forth in Schedule 3(v) or in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed in Schedule 3(c), none of the officers, directors, employees or affiliates of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

w. Dilutive Effect. The Company understands and acknowledges that the number of shares of Common Stock issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue shares of Common Stock upon exercise of the Warrants is absolute and unconditional without regard to the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

x. Disclosure. The Transaction Documents (taken as a whole) do not contain any untrue statement of material fact; and the Transaction Documents and the SEC Documents, taken as a whole, do not omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading in light of the circumstances under which such information was provided.

y. Stockholder Vote. No stockholder vote is necessary for the issuance of the Shares, the Warrants or the Warrant Shares.

z. Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the Warrants, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

aa. Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and
(ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

bb. Affiliate Loans. Except as set forth in the SEC Documents filed and publicly available prior to the date hereof, since May 31, 2003, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on May 31, 2003.

cc. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as set forth in the Transaction Documents.

dd. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

ee. Foreign Corrupt Practices. To the Knowledge of the Company, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company, has in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ff. ERISA. The Company does not maintain any pension benefit plan, or other retirement plan, subject to the Employee Retirement Income Security Act.

gg. Section 83(b) Elections. To the Company's Knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provision of applicable state tax laws.

4. TRANSFER AGENT INSTRUCTIONS.
         The Company shall issue instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the resale of the Shares and the Warrant Shares in such amounts as may be specified from time to time by each Buyer to the Company. Nothing in this Section 4 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act, or provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k), the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as are specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss.

5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
a. Closing Date. The obligation of the Company hereunder to issue and sell the Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof.

i. Such Buyer shall have executed each of the Transaction Documents and delivered the same to the Company.

ii. Such Buyer shall have delivered to the Company the Purchase Price for the Shares and Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

iii. The representations and warranties of such Buyer shall be true and correct as of the date hereof (except for representations and warranties that speak as of a specific date).

iv. Such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date, and the Company shall have received a Certificate of a principal officer of such Buyer to this effect.

6. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
a. Closing Date. The obligation of each Buyer hereunder to purchase the Shares and Warrants at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

i. The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

ii. vSpring SBIC, L.P. ("vSpring") shall have received executed copies of the Shareholder Agreement, executed by those certain shareholders of the Company as reasonably requested by vSpring.

iii. The representations and warranties of the Company shall be true and correct as of the date hereof (except for representations and warranties that speak as of a specific date).

iv. The Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date and such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

v. Such Buyer shall have received the opinion of Luce, Forward, Hamilton & Scripps LLP dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto.

vi. The Company shall have executed and delivered to such Buyer the Certificates (in such denominations as such Buyer shall request) for the Shares and Warrants being purchased by such Buyer at the Closing.

vii. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a format reasonably acceptable to such Buyer (the "Resolutions").

viii. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, at least one million one hundred forty-seven thousand five hundred (1,147,500) shares of Common Stock.

ix. The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company in the State of New Mexico issued by the Secretary of State of New Mexico as of a date within ten (10) days of the Closing Date.

x. The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) the Articles of Incorporation and (C) the Bylaws, each as in effect at the Closing Date.

xi. The Company shall have delivered to such Buyer a certified copy of its Articles of Incorporation as certified by the Secretary of State of the State of New Mexico within ten days of the Closing Date.

xii. Any approvals or waivers needed from the SBA for the purchase of Securities by any of the Investors that is a "Small Business Investment Company" (as defined by the SBA) shall have been obtained. The Company shall have executed and delivered to each Buyer who requests them, a Size Status Declaration on SBA Form 480 and a Non-Discrimination Assurance of Compliance on SBA Form 652, and shall have provided to each Buyer who so requests information reasonably necessary for the preparation of a Portfolio Financing Report on SBA Form 1031 and such other documents as the Buyers may reasonably request to comply with SBIC Regulations.

xiii. The Company shall have entered into the side letter agreement in the form attached hereto as Exhibit F, which contains certain representations and covenants relating to the status of vSpring SBIC, L.P. as a "Small Business Investment Company" licensed by the SBA.

xiv. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

xv. vSpring shall have completed to its reasonable satisfaction its due diligence review of the Company's business, assets, liabilities and business plan.

7. GOVERNING LAW: MISCELLANEOUS.
a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of New Mexico shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of Albuquerque, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Buyers holding at least a majority of the Shares then owned by Buyers, and no provision hereof may he waived other than by an instrument in writing signed by the party against whom enforcement is sought.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Protalex, Inc.
                  P.O. Box 30952
                  Albuquerque, NM 87190
                  Telephone:        (505) 243-8220
                  Facsimile:        (505) 243-8015
                  Attention:        President

         With a copy to:

                  Luce, Forward, Hamilton & Scripps LLP
                  600 West Broadway, Suite 2600
                  San Diego, California 92101
                  Telephone:        (619) 236-1414
                  Facsimile:        (619) 232-8311
                  Attention:        Otto E. Sorensen, Esq.

         If to the Buyers:

                  vSpring SBIC, L.P.
                  2795 East Cottonwood Parkway, Suite 360
                  Salt Lake City, UT 84121
                  Telephone:        (801) 942-8999
                  Facsimile:        (801) 942-1636
                  Attention:        Dr. Dinesh Patel

         With a copy to:

                  Wilson Sonsini Goodrich & Rosati, Professional Corporation 2795 East Cottonwood Parkway, Suite 300
                  Salt Lake City, UT 84124
                  Telephone:        (801) 993-6400
                  Facsimile:        (801) 993-6499
                  Attention:        Robert G. O'Connor, Esq.

         If to the Transfer Agent:

                  Standard Registrar & Transfer Agency
                  P.O. Box 14411
                  Albuquerque, NM 87111
                  Telephone:        (505) 828-2839
                  Facsimile:        (505) 857-9560
                  Attention:        Ms. Mary Fernandez

If to a Buyer, to its address and facsimile number on the Schedule of Buyers attached hereto, with copies to such Buyers representatives as are set forth on the Schedule of Buyers or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the senders facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares and Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Shares then owned by the Buyers outstanding. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, each Buyer shall be entitled to pledge the Shares in connection with a bona fide margin account upon receipt of advice from its counsel that such pledge is either registered, or exempt from registration, under the 1933 Act.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. Unless this Agreement is terminated under Section 7(1), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4 and 7, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j. Publicity. The Company and vSpring shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of vSpring, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although vSpring shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof.

k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before two (2) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 7(1), the Company shall remain obligated to reimburse vSpring for expenses up to the amount described in Section 5.10 of the Investor Rights Agreement.

m. Placement Agent. Each party shall he responsible for the payment of its own placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any claim relating to the Company's placement agent or broker. Each Buyer shall, severally and not jointly, pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out of pocket expenses) arising in connection with any such claim relating to such Buyer's placement agent or broker.





                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;

                            SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

Protalex, Inc.

By:  Steven J. Kane
     -------------------------------------
     Steven J. Kane,
     President and Chief Executive Officer


                                        INVESTOR:


                                        ----------------------------------------
                                        [Signature]


                                        ----------------------------------------
                                        [Print Name]


                                        ----------------------------------------
                                        [Title (if investor not individual)]

                              Address:
                                        ----------------------------------------

                     Facsimile Number:
                                        ----------------------------------------

            Jurisdiction of Residency:
                                        ----------------------------------------


Please complete:
                             "Number of Shares"      "Number of Warrant Shares"
Dollar Amount Invested:       (as defined in              (as defined in
                              the Agreement):             the Agreement):

$
----------------------       ------------------      --------------------------




                         [COUNTERPART SIGNATURE PAGE TO
                         SECURITIES PURCHASE AGREEMENT]

                                    SCHEDULES
                                    ---------

Schedule 3(a)     -        Subsidiaries
Schedule 3(c)     -        Capitalization
Schedule 3(e)     -        Conflicts
Schedule 3(f)     -        SEC Documents; Financial Statements
Schedule 3(h)     -        Litigation
Schedule 3(o)     -        Intellectual Property
Schedule 3(q)     -        Title
Schedule 3(s)     -        Regulatory Permits
Schedule 3(u)     -        Tax Status
Schedule 3(v)     -        Certain Transactions
Schedule I        -        Form of Invention Assignment Agreement
Schedule II       -        Form of Consulting Agreement


                                    EXHIBITS
                                    --------

Exhibit A         -        Schedule of Buyers
Exhibit B         -        Form of Warrant
Exhibit C         -        Form of Investor Rights Agreement
Exhibit D         -        Form of Shareholder Agreement
Exhibit E         -        Form of Opinion of Counsel
Exhibit F         -        Form of SBIC Side Letter Agreement

                                    EXHIBIT F